UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2009

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle
Suite 3500
Hunt Valley, Maryland  21030
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act.

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01  Other Events.

Acquisition from CapitalSource

As previously reported, on December 22, 2009 Omega Healthcare Investors, Inc. (“Omega”) acquired certain subsidiaries of CapitalSource Inc. (“CapitalSource”) owning 40 long term care facilities (the “Acquired Facilities”), and an option to purchase other CapitalSource subsidiaries owning 63 additional facilities for an aggregate purchase price of approximately $294 million, consisting of: (i) $184 million in cash; (ii) 2,714,959 shares of common stock of Omega, valued at $51 million under the Purchase Agreement; and (iii) assumption of $59 million of mortgage debt.

This Form 8-K/A amends the Form 8-K filed by Omega on December 29, 2009 in order to provide the financial and pro forma information required under Item 9.01 of Form 8-K and to provide certain other information regarding the 40 Acquired Facilities acquired on December 22, 2009 as set forth below.

The Acquired Facilities consist of the following:

Investment Structure	Operator	No. of Available Beds	No. of Facilities
Purchase/Leaseback
1.	Airamid Health Management	998	9
2.	Community Eldercare Services	120	1
3.	Conifer Care Communities, Inc.	120	1
4.	Elite Senior Living	105	1
5.	Gulf Coast	815	6
6.	HMS Holdings	123	1
7.	Prestige Care	90	1
8.	Sava Senior Care	640	4
9.	Southwest LTC	260	2
10.	TenInOne / Delanco Healthcare	1,516	10
11.	Trans Healthcare, Inc.	381	3
12.	The Waters	96	1
		5,264	40

Omega’s consolidated portfolio at December 31, 2009, including the Acquired Facilities, consists of the following:

Investment Structure	Operator	No. of Available Beds	No. of Facilities
Purchase/Leaseback
1.	CommuniCare Health Services	3,599	28
2.	Sun Healthcare Group, Inc.	4,574	40
3.	Signature Holdings II, LLC	2,087	18
4.	Advocat, Inc.	3,933	36
5.	Guardian LTC Management, Inc.	1,676	23
6.	Formation Capital, LLC	1,619	14
7.	Nexion Health	2,072	19
8.	Essex Healthcare Corporation	1,273	13
9.	Alpha Health Care Properties, LLC	954	8
10.	Mark Ide Limited Liability Company	1,029	10
11.	StoneGate Senior Care LP	646	6
12.	Infinia Properties of Arizona, LLC	281	4
13.	Conifer Care Communities, Inc.	319	4
14.	TC Healthcare	275	2
15.	Rest Haven Nursing Center (Chestnut Hill), Inc.	166	1
16.	Washington N&R, LLC	239	2
17.	Triad Health Management of Georgia II, LLC	300	2
18.	Ensign Group, Inc.	271	3
19.	Lakeland Investors, LLC	240	1
20.	Hickory Creek Healthcare Foundation, Inc.	138	2
21.	Longwood Management Corporation	185	2
22.	Emeritus Corporation	52	1
23.	Generations Healthcare, Inc.	60	1
24.	Airamid Health Management	998	9
25.	Community Eldercare Services	120	1
26.	Elite Senior Living	105	1
27.	Gulf Coast	815	6
28.	HMS Holdings	123	1
29.	Prestige Care	90	1
30.	Sava Senior Care	640	4
31.	Southwest LTC	260	2
32.	TenInOne / Delanco Healthcare	1,516	10
33.	Trans Healthcare, Inc.	381	3
34.	The Waters	96	1
		31,132	279

Assets Held for Sale
1.	Closed Facility	0	2
		0	2
Fixed Rate Mortgages
1.	CommuniCare Health Services	1,059	8
2.	Advocat, Inc.	383	4
3.	Parthenon Healthcare, Inc.	251	2
		1,693	14

		32,825	295

Subject to the terms and conditions of the previously reported Purchase Agreement dated as of November 17, 2009 (the “Purchase Agreement”), at a second closing (the “HUD Portfolio Closing”), Omega will purchase certain CapitalSource subsidiaries owning 40 additional facilities (the “HUD Portfolio”) that are encumbered by long-term mortgage financing guaranteed by the U.S. Department of Housing and Urban Development (“HUD”).  CapitalSource has recently obtained approximately $130 million of additional HUD financing (the “New HUD Debt”) on certain of the facilities comprising the HUD Portfolio. As a result of the New HUD Debt, the aggregate purchase price to be paid by Omega for the HUD Portfolio of approximately $270 million will consist of approximately:

●	$67 million in cash, and

●
$203 million of assumed debt, which includes $20 million of 9.0% subordinated debt maturing in December 2021, $54 million of HUD debt at a 6.41% weighted average annual interest rate maturing between January 2036 and May 2040, and $130 million of New HUD Debt at a 4.85% annual interest rate and maturing in 2040.

The HUD Portfolio Closing is expected to occur on or about April 1, 2010, subject to the terms and conditions of the Purchase Agreement. The purchase price payable for the HUD Portfolio is subject to certain adjustments, including but not limited to a dollar-for-dollar increase or decrease of the cash consideration to the extent the assumed debt as of the HUD Portfolio Closing is less than or greater than the amount set forth in the Purchase Agreement, and an upward or downward adjustment to prorate certain items of accrued and prepaid income and expense of the companies to be acquired at the HUD Portfolio Closing.

On January 7, 2010,  LCT SE Texas Holdings, L.L.C. (“LCT”), an affiliate of Mariner Health Care and the operator of four Acquired Facilities located in the Houston area (the “LCT Facilities”), filed a complaint in the District Court of Harris County, Texas (No. 2010-01120) relating to a right of first refusal under the master lease relating to the LCT facilities.  The complaint alleges, among other things, that (i) the notice of the proposed acquisition and of plaintiff’s right of first refusal provided to plaintiff by CapitalSource was not proper notice under the applicable master lease, (ii) the $35,598,058 purchase price allocated to the LCT Facilities pursuant to the Purchase Agreement and specified in the notice of plaintiff’s right of first refusal was not a bona fide offer, (iii) plaintiff has a right of first refusal under the applicable master lease to acquire the LCT Facilities, and (iv) Omega tortiously interfered with plaintiff’s ability to exercise its right of first refusal under the master lease.  The complaint seeks damages and specific performance of the master lease to allow plaintiff to exercise its right of first refusal. Omega believes that the litigation is without merit. Under the transaction documents, CapitalSource has agreed to indemnify Omega for any losses, including reasonable legal expenses, incurred by Omega in connection with this litigation.

Other Portfolio Developments

Commencing in February 2008, the assets of the Haven Healthcare (“Haven”) facilities were marketed for sale via an auction process conducted through proceedings established by the bankruptcy court.  The auction process failed to produce a qualified buyer.  As a result, and pursuant to Omega’s rights as ordered by the bankruptcy court, Omega credit bid certain of the indebtedness that Haven owed to Omega in exchange for taking ownership of and transitioning certain of Haven’s assets to a new entity in which Omega has a substantial ownership interest, all of which was approved by the bankruptcy court on July 4, 2008.  Effective July 7, 2008, Omega took ownership and/or possession of 15 facilities previously operated by Haven.  On August 6, 2008, Omega entered into a Master Transaction Agreement (“MTA”) with affiliates of Formation Capital (“Formation”) whereby Formation agreed to lease the 15 former Haven facilities under a master lease with Omega.  Effective September 1, 2008, Omega completed the operational transfer of 13 of the former Haven facilities to affiliates of Formation, in accordance with the terms of the MTA.  The 13 facilities are located in Connecticut (5), Rhode Island (4), New Hampshire (3) and Massachusetts (1) and are part of a master lease.  As part of the transaction, Genesis Healthcare (“Genesis”) entered into a long-term management agreement with Formation to oversee the day-to-day operations of each of these facilities and with permission of Omega, closed one of the five Connecticut facilities in 2009.  In December 2008, Omega amended the master lease with Formation to include two additional facilities that were purchased in West Virginia.

Although Formation has met its rental payment obligations to Omega under the master lease through December 31, 2009, the four former Haven facilities in Connecticut have not performed as expected. As a result, Omega is currently in negotiations with Formation to possibly remove the four Connecticut facilities from the master lease, thereby allowing Formation to transition the facilities to another operator.  At September 30, 2009, these four facilities had a net book value of approximately $24.7 million.  If these four facilities are removed from the master lease, some or even all of the associated value of these Connecticut assets may be impaired.

This Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the purchase of the HUD Portfolio and possible changes to Omega's master lease with Formation, which are subject to numerous conditions, requirements, adjustments, options, assumptions, risks and uncertainties. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "assume," "intend," "believe," "expect," "estimate," "plan," "goal," "will," "continue," "should," and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future transactions) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: the remaining proposed transactions may not be completed on the proposed terms and schedule or at all; changes in economic or market conditions; continued or worsening recession in the overall economy or disruptions in credit and other markets; movements in interest rates and lending spreads; continued or worsening credit losses, charge-offs, reserves and delinquencies; our ability to successfully and cost effectively operate our business; competitive and other market pressures on product pricing and services; success and timing of our business strategies; the nature, extent and timing of governmental actions and reforms; changes in tax laws or regulations affecting our business; and other factors described in Omega’s 2008 Annual Report on Form 10-K and documents subsequently filed by Omega with the Securities and Exchange Commission. All forward-looking statements included in this report are based on information available at the time of this report. Omega is under no obligation to (and expressly disclaims any such obligation to) update or alter forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01  Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Filed as Exhibit 99.1 herewith.

(b)	Pro Forma Financial Information

Filed as Exhibit 99.2 herewith.

(c)	Shell Company Transactions

Not Applicable.

(d)	Exhibits:

Exhibit No.	Description of Exhibit

23.1	Consent of Ernst & Young LLP with respect to the Healthcare Real Estate Carve-out of CapitalSource Inc.: Closings I & II

99.1
Healthcare Real Estate Carve-out of CapitalSource Inc.: Closings I & II, Combined Statements of Revenues and Certain Expenses for the nine months ended September 30, 2009 (unaudited) and the year ended December 31, 2008

99.2	Omega Unaudited Pro Forma Condensed Consolidated Financial Statements as of and for the nine months ended September 30, 2009, and for the year ended December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: January 15, 2010.	By:	/s/ C. Taylor Pickett
C. Taylor Pickett
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

23.1	Consent of Ernst & Young LLP with respect to the Healthcare Real Estate Carve-out of CapitalSource Inc.: Closings I & II

99.1
Healthcare Real Estate Carve-out of CapitalSource Inc.: Closings I & II, Combined Statements of Revenues and Certain Expenses for the nine months ended September 30, 2009 (unaudited) and the year ended December 31, 2008

99.2	Omega Unaudited Pro Forma Condensed Consolidated Financial Statements as of and for the nine months ended September 30, 2009, and for the year ended December 31, 2008